Exhibit 3.7

AMENDMENT
TO
RESTATED BYLAWS
OF
CARROLS CORPORATION
(effective as of January 1, 2012)

Article III, Section 2 of the Restated Bylaws of Carrols Corporation (the "Corporation") is hereby amended and restated in its entirety as follows:
"Section 2. Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein and if no time be specified, at the time of its receipt by the Chairman of the Board of Directors, Chief Executive Officer, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective."
Article III, Section 6 of the Restated Bylaws of the Corporation is hereby amended and restated in its entirety as follows:
"Section 6. Meetings. Regular meetings of the Board of Directors may be held without notice at such dates, times and places as shall be established from time to time by the Board of Directors and publicized among all directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary on the request of any director on at least twenty-four hours' notice of the date, time and place thereof given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting."
Section 11 is hereby added to Article III of the Restated Bylaws of the Corporation as follows:
"Section 11. Chairman of the Board of Directors. The Chairman of the Board of Directors of the Corporation shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and perform such other duties as may be prescribed to him or her by the Board or the Directors or provided in these by-laws."
Article IV of the Restated Bylaws of the Corporation is hereby amended and restated in its entirety as follows:
"Section 1. Generally. The officers of the Corporation shall be a Chief Executive Officer, Chief Financial Officer, a President, one or more Vice Presidents, a Treasurer, an Assistant Treasurer, a Secretary and one or more Assistant Secretaries, all of whom shall be elected by the Board of Directors. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. The Board of Directors may elect the Chairman of the Board of Directors as an officer of the Corporation, provided that the Chairman may not be regarded as an officer of the Corporation unless the Board of Directors so determines at the time of election in accordance with these by-laws. The Board of Directors may elect such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. None of the officers of the Corporation need be directors. Two or more offices may be held the same person. Any officer may be removed at any time, with or without cause, by the Board of Directors.
Section 2. Chief Executive Officer. The Chief Executive Officer of the Corporation shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and the Chairman of the Board of Directors, provided that the Chairman of the Board of Directors is an executive officer of the Corporation pursuant to Article IV, Section 1 of these by-laws, the Chief Executive Officer shall be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these by-laws. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and responsibilities and exercise all the powers of the President.

Section 3. President. The President of the Corporation shall, subject to the powers of the Board of Directors, the Chairman of the Board of Directors, provided that the Chairman of the Board of Directors is an executive officer of the Corporation pursuant to Article IV, Section 1 of these by-laws, and the Chief Executive Officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board of Directors, provided that the Chairman of the Board of Directors is an executive officer of the Corporation pursuant to Article IV, Section 1 of these by-laws, the Chief Executive Officer, the Board of Directors or as may be provided in these by-laws.
Section 4. Vice-Presidents. The Vice-President of the Corporation, or if there shall be more than one, the Vice-Presidents of the Corporation, in the order determined by the Board of Directors or the Chairman of the Board of Directors, provided that the Chairman of the Board of Directors is an executive officer of the Corporation pursuant to Article IV, Section 1 of these by-laws, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice-Presidents shall also perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board of Directors, provided that the Chairman of the Board of Directors is an executive officer of the Corporation pursuant to Article IV, Section 1 of these by-laws, the Chief Executive Officer, the President or these by-laws may, from time to time, prescribe. The Vice-Presidents may also be designated as Executive Vice-Presidents, Senior Vice-Presidents or Corporate Vice-Presidents, as the Board of Directors may from time to time prescribe.
Section 5. The Secretary and Assistant Secretaries. The Secretary of the Corporation shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity.

Under the Chairman of the Board of Directors' supervision, the Secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board of Directors, provided that the Chairman of the Board of Directors is an executive officer of the Corporation pursuant to Article IV, Section 1 of these by-laws, the Chief Executive Officer, the President or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal or a facsimile thereof to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal or a facsimile thereof of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, any of the Assistant Secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board of Directors, provided that the Chairman of the Board of Directors is an executive officer of the Corporation pursuant to Article IV, Section 1 of these by-laws, the Chief Executive Officer, the President, or Secretary may, from time to time, prescribe.

Section 6. The Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chairman of the Board of Directors, provided that the Chairman of the Board of Directors is an executive officer of the Corporation pursuant to Article IV, Section 1 of these by-laws, the Chief Executive Officer, the President or the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board of Directors, provided that the Chairman of the Board of Directors is an executive officer of the Corporation pursuant to Article IV, Section 1 of these by-laws, the Chief Executive Officer, the President or these by-laws may, from time to time, prescribe.
    Section 7. Treasurer and Assistant Treasurers. The Treasurer of the Corporation shall in general have all duties incident to the position of Treasurer of the Corporation and such other powers and duties as the Board of Directors, the Chairman of the Board of Directors, provided that the Chairman of the Board of Directors is an executive officer of the Corporation pursuant to Article IV, Section 1 of these by-laws, the Chief Executive Officer, the President or these by-laws may, from time to time, prescribe. The Assistant Treasurer, or if there be more than one, any of the Assistant Treasurers, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board of Directors, provided that the Chairman of the Board of Directors is an executive officer of the Corporation pursuant to Article IV, Section 1 of these by-laws, the Chief Executive Officer, the President or the Treasurer may, from time to time, prescribe.
Section 8. Additional Powers of Officers. In addition to the powers specifically provided in these by-laws, each officer (including officers other than those referred to in these by-laws) shall have other or additional authority and perform such duties as the Board of Directors may from time to time determine.
Section 9. Action With Respect to Securities of Other Corporations. Unless otherwise directed the Board of Directors, the Chairman of the Board of Directors, provided that the Chairman of the Board of Directors is an executive officer of the Corporation pursuant to Article IV, Section 1 of these by-laws, the Chief Executive Officer and the President each shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold and otherwise to exercise any and all rights and powers which this Corporation may by reason of its ownership of securities in such other Corporation."
Article V, Section 1 of the Restated Bylaws of the Corporation are hereby amended and restated in their entirety as follows:
"Section 1. Certificates of Stock. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board of Directors, the President or any Vice-President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, or as otherwise permitted by law. Any of or all the signatures on the certificate may be a facsimile."

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